                                                                    Exhibit 10.7

    [LOGO]                          226 West 26th Street, Studio D
                                          New York, NY 10001
                              Tel: (646) 205-8300 o Fax: (646) 205-8315


October 31, 2000

CALP II Limited Partnership
C/o Thomson Kernaghan & Co., Ltd.
365 Bay Street, 10th Floor
Toronto, Ontario  M5H 2V2
Canada
Attention: Mark Valentine

Re: Second Amendment to Equity Line of Credit Agreement, dated as of June 14, 2000 (the "Equity Line") by and between JagNotes.com Inc. ("JagNotes") and CALP II Limited Partnership ("CALP II'), as amended (the "Second Amendment")

Dear Mark:

As discussed, the following sets forth our understanding regarding the Second Amendment to the Equity Line. If not otherwise defined, capitalized terms used in this Second Amendment have the meanings ascribed to them in the Equity Line.

First, our right to put shares of JagNotes common stock (`Shares") to CALP II in accordance with the terms of Equity Line will be tolled until January 1, 2001 (the "Reinstatement Date"), provided that CALP II is not in default of any of its other funding obligations to JagNotes.

Immediately after the Reinstatement Date, JagNotes may once again put Shares to CALP II by delivering Advance Notices in accordance with the terms of the Equity Line, except that, notwithstanding any limitation imposed by the Maximum Advance Amount, we may request an Advance of any amount up to and including $400,000 (instead of $350,000), net of the ten percent (10%) commission payable to Thomson Kernaghan & Co., Ltd. and The May Davis Group, Inc. with respect to each Advance Notice delivered to CALP II.

Except as set forth above, the Equity Line shall remain unchanged and in full force and effect.

CALP II Limited Partnership
October 31, 2000
Page -2-


If the above accurately sets forth our understanding, please indicate your agreement and acceptance by signing in the space provided below.

Sincerely yours,
JAGNOTES.COM INC.                   AGREED AND ACCEPTED
                                    CALP II LIMITED PARTNERSHIP


By: /s/ Gary Valinoti               By: /s/ Mark Valentine
    ---------------------               -----------------------
    Name: Gary Valinoti                 Name:  Mark Valentine
    Tile: President & CEO               Title: President
                                        Date: